Exhibit 2.1

 IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF TEXAS HOUSTON DIVISION  In re:  Debtors.1  §  §  § LUMINAR TECHNOLOGIES, INC., et al., §  §  §  §  §  Chapter 11  Case No. 25-90807 (CML)  (Jointly Administered)  FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING FOURTH AMENDED CHAPTER 11 PLAN OF  LIQUIDATION OF LUMINAR TECHNOLOGIES, INC. AND ITS AFFILIATED DEBTORS  Luminar Technologies, Inc. and its debtor affiliates, as debtors and debtors in possession in the above-captioned Chapter 11 Cases (collectively, the “Debtors”)2 having:  commenced, on December 15, 2025 and December 31, 2025, as applicable (the “Petition Date”), these Chapter 11 Cases by filing voluntary petitions in the United States Bankruptcy Court for the Southern District of Texas (the “Court” or the “Bankruptcy Court”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”);  on (i) December 16, 2025, obtained entry of the Order Directing Joint Administration of Chapter 11 Cases Pursuant to Bankruptcy Rule 1015(b) and Bankruptcy Local Rule 1015-1 (Docket No. 34) and (ii) January 9, 2026, obtained entry of the Order Directing  (I) Joint Administration of Additional Chapter 11 Cases and (II) That Certain Orders In the Chapter 11 Cases of Luminar Technologies, Inc. Et Al. Be Made Applicable to New Debtors (Docket No. 176);  proposed and Filed the Third Amended Chapter 11 Plan of Liquidation of Luminar Technologies, Inc. and Its Affiliated Debtors, dated February 18, 2026 (Docket No. 433) and the Fourth Amended Chapter 11 Plan of Liquidation of Luminar Technologies, Inc. and Its Affiliated Debtors, dated March 30, 2026 (Docket No. 558) (including any exhibits and schedules thereto and as may be modified, amended, or  1  The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows: LAZR Technologies, LLC (8909); Luminar Technologies, Inc. (4317); Luminar, LLC (7133), Condor Acquisition Sub I, Inc. (0155), and Condor Acquisition Sub II, Inc. (8587). The Debtors’ mailing address is 2603 Discovery Drive, Suite 100, Orlando, Florida 32826.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan. The rules of interpretation set forth in Article I of the Plan and the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Confirmation Order.  2  April 03, 2026  Nathan Ochsner, Clerk  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 1 of 143  United States Bankruptcy Court  Southern District of Texas  ENTERED

 10  supplemented from time to time, the “Plan”), attached hereto as Exhibit A, and Filed the Disclosure Statement for Third Amended Chapter 11 Plan of Liquidation of Luminar Technologies, Inc. and Its Affiliated Debtors, dated February 18, 2026 (Docket No. 434) (including any exhibits and schedules thereto and as may be modified, amended, or supplemented from time to time, the “Disclosure Statement”);  on February 18, 2026, obtained, after notice and a hearing, entry of the Order  (I) Approving Disclosure Statement, (II) Establishing Solicitation, Voting, and Related Procedures, (III) Scheduling Confirmation Hearing, (IV) Establishing Notice and Objection Procedures for Confirmation of Plan, (V) Approving Notice Procedures for Assumption or Rejection of Executory Contracts and Unexpired Leases, and  (VI) Granting Related Relief (Docket No. 430) (the “Disclosure Statement Order”),  which, among other things, (i) approved the Disclosure Statement as containing adequate information pursuant to section 1125 of the Bankruptcy Code; (ii) scheduled the hearing to consider Confirmation of the Plan (the “Confirmation Hearing”) for April 1, 2026 at 9:30 a.m. (Central Time); (iii) established March 23, 2026 at 4:00 p.m. (Central Time) as the deadline to (a) vote to accept or reject the Plan (the “Voting Deadline”) and (b) object to Confirmation of the Plan (the “Plan Objection Deadline”); (iv) approved the proposed procedures for (a) soliciting, receiving, and tabulating votes to accept or reject the Plan, (b) voting to accept or reject the Plan, and  (c) filing objections to the Plan (the “Solicitation and Voting Procedures”);  (v) approved the form of (a) ballots (the “Ballots”), (b) notice of non-voting status (“Notice of Non-Voting Status”), and (c) release opt-outs (the “Release Opt Out Form”); and (vi) approved the form and manner of notice of the Confirmation Hearing (the “Confirmation Hearing Notice”);  caused to be served, through their claims, noticing, and solicitation agent, Omni Agent Solutions, Inc. (“Omni”), the Disclosure Statement, the Plan, and related solicitation materials, including the Ballots, Notice of Non-Voting Status, Release Opt-Out Forms, and notice of the Confirmation Hearing (collectively, the “Solicitation Packages”) to Holders of Claims and Interests and other parties in interest in accordance with the Disclosure Statement Order, as described in the Affidavit of Service Filed at Docket No. 484 (the “Solicitation Affidavit”) and the Declaration of Jeriad R. Paul of Omni Agent Solutions, Inc. Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Third Amended Chapter 11 Plan of Liquidation of Luminar Technologies, Inc. and Its Affiliated Debtors, Filed on March 30, 2026 (the “Voting Declaration”);  caused to be published in The Wall Street Journal the notice of the Confirmation Hearing as set forth in the Proof of Publication, Filed by Omni on February 25, 2026 (Docket No. 460) (the “Certificate of Publication”);  caused to be served, through Omni, (i) on March 9, 2026, the Notice of Cure Amounts and Potential Assumption of Executory Contracts and Unexpired Leases in Connection With Confirmation of Plan (Docket No. 496), (ii) on March 16, 2026, the Supplemental and Amended Notice of Cure Amounts and Potential Assumption of Executory Contracts and Unexpired Leases in Connection With Confirmation of Plan (Docket  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 2 of 143

 10  No. 521), and (iii) on March 19, 2026, the Second Supplemental and Amended Notice of Cure Amounts and Potential Assumption of Executory Contracts and Unexpired Leases in Connection with Confirmation of Plan (Docket No. 531) (together, and as may be further amended or supplemented from time to time, the “Cure Notice”), setting forth the applicable Cure Amounts on the counterparties to such Executory Contracts and Unexpired Leases, as applicable, as set forth in the Affidavits of Service, Filed on March 13, 2026 (Docket No. 516), March 19, 2026 (Docket No. 533), and  March 23, 2026 (Docket No. 540), respectively;  Filed (i) on March 16, 2026, the Notice of Filing of Plan Supplement in Connection with Third Amended Chapter 11 Plan of Luminar Technologies, Inc. and Its Affiliated Debtors (Docket No. 523), (ii) on March 19, 2026, the Notice of Filing of Exhibit to Plan Supplement in Connection with Third Amended Chapter 11 Plan of Luminar Technologies, Inc. and Its Affiliated Debtors (Docket No. 530), and (iii) on March 30, 2026, the Notice of Filing of Amended Plan Supplement in Connection with Fourth Amended Chapter 11 Plan of Luminar Technologies, Inc. and Its Affiliated Debtors (Docket No. 560) (together, including any exhibits, schedules, and supplements thereto, and as may be further amended or supplemented from time to time, the “Plan Supplement”);  Filed on March 30, 2026, the (i) Declaration of Robin Chiu in Support of Confirmation of Fourth Amended Chapter 11 Plan of Liquidation of Luminar Technologies, Inc. and Its Affiliated Debtors (the “Chiu Declaration”) and (ii) Declaration of Patricia Ferrari in Support of Confirmation of Fourth Amended Chapter 11 Plan of Liquidation of Luminar Technologies, Inc. and Its Affiliated Debtors (the “Ferrari Declaration”) (together with the Voting Declaration and the Chiu Declaration, the “Supporting Declarations”); and  Filed on March 30, 2026, the Debtors’ Memorandum of Law in Support of Confirmation of the Debtors’ Fourth Amended Chapter 11 Plan of Liquidation of Luminar Technologies, Inc. and Its Affiliated Debtors (the “Confirmation Brief”).  This Court having:  approved in the Disclosure Statement Order March 23, 2026 at 4:00 p.m. (Central Time) as the deadline for voting on the Plan;  set in the Disclosure Statement Order March 23, 2026, at 4:00 p.m. (Central Time) as the deadline by which objections to Confirmation of the Plan must be Filed (the “Objection Deadline”);  set in the Disclosure Statement Order April 1, 2026 at 9:30 a.m. (Central Time) as the date and time for the Confirmation Hearing pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code;  reviewed the Disclosure Statement, the Plan, the Confirmation Brief, the Plan Supplement, the Supporting Declarations, exhibits, statements, responses, and  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 3 of 143

 10  comments regarding Confirmation, including any and all objections, statements, and reservations of rights Filed by parties in interest on the docket of the Chapter 11 Cases;  held the Confirmation Hearing on April 1, 2026;  heard the arguments and considered the evidence presented, proffered, or adduced at the Confirmation Hearing;  considered the entire record of the Confirmation Hearing;  taken judicial notice of the entire record of these Chapter 11 Cases; and  overruled all objections to the Plan, Confirmation, and all statements and reservations of rights not consensually resolved or withdrawn, except as expressly provided herein.  NOW, THEREFORE, based on the foregoing, and after due deliberation and sufficient cause appearing therefor, this Court hereby FINDS, DETERMINES, and CONCLUDES as follows:  FINDINGS OF FACT AND CONCLUSIONS OF LAW  Findings of Fact and Conclusions of Law. The findings and conclusions set forth herein and orally on the record of the Confirmation Hearing constitute this Court’s findings of fact  and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Rules 7052 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”). All findings of fact and conclusions of law announced by this Court at the Confirmation Hearing in relation to Confirmation of the Plan are hereby incorporated into this Confirmation Order and are essential, inextricable, and nonseverable components and terms of this Confirmation Order and the treatment and distributions provided  under the Plan. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 4 of 143

 10  Jurisdiction, Venue, Core Proceeding. This Court has jurisdiction over these  Chapter 11 Cases pursuant to 28 U.S.C. § 1334. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. § 157(b) and this Court has jurisdiction to enter a final order with respect thereto. Venue is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409. To the extent necessary, the parties have impliedly consented to the entry of a Final Order by this Court with respect to Confirmation of the Plan. The Debtors are eligible debtors under section 109 of the Bankruptcy Code and are proper plan proponents under section 1121(a) of the Bankruptcy Code.  Chapter 11 Petitions. On the applicable Petition Date, the Debtors each commenced with this Court a voluntary case under chapter 11 of the Bankruptcy Code. The Debtors’ Chapter 11 Cases are being jointly administered for procedural purposes only pursuant to Rule 1015(b) of the Bankruptcy Rules, and Rule 1015-1 of the Local Bankruptcy Rules for the United States Bankruptcy Court for the Southern District of Texas (the “Local Bankruptcy Rules”). Since the applicable Petition Date, the Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.  Appointment of Creditors’ Committee. On December 30, 2025, the U.S. Trustee for Region 7 (the “U.S. Trustee”) appointed an official committee of unsecured creditors (the “Creditors’ Committee”) in these Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code (Docket No. 115). No trustee or examiner has been appointed in these Chapter 11 Cases pursuant to section 1104 of the Bankruptcy Code.  Judicial Notice. This Court takes judicial notice of the docket of these Chapter 11 Cases maintained by the Clerk of this Court, including all pleadings and other documents Filed, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered, or  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 5 of 143

 10  adduced at the hearings held before this Court during the pendency of the Chapter 11 Cases. Any  resolution of objections to Confirmation of the Plan explained on the record at the Confirmation Hearing is hereby incorporated by reference. All unresolved objections, statements, informal objections, and reservations of rights, if any, related to the Plan or Confirmation of the Plan, are overruled on the merits and denied in their entirety.  Burden of Proof. Based on the record of the Chapter 11 Cases, each of the Debtors has met the burden of proving by a preponderance of the evidence each applicable element of  sections 1129(a) and 1129(b) of the Bankruptcy Code, including all other sections of the Bankruptcy Code referenced therein or implicated thereby.  Claims Bar Date. As evidenced by the affidavits Filed at Docket Nos. 147, 171, 208, 230, 242, 336, 337, 361, and 411, Holders of Claims and Interests were given notice and the opportunity to file Proofs of Claim against the Debtors in accordance with the procedures and deadlines set forth in the Order (I) Establishing Deadlines to File Proofs of Claim and  (II) Approving Form and Manner of Notice Thereof (Docket No. 118) (the “Bar Date Order”), made applicable to the Holders of Claims against and Interests in Condor Acquisition Sub I, Inc. and Condor Acquisition Sub II, Inc. pursuant to the Order Directing (I) Joint Administration of Additional Chapter 11 Cases and (II) That Certain Orders in the Chapter 11 Cases of Luminar Technologies, Inc., Et Al. Be Made Applicable to New Debtors (Docket No. 176).  Principal Purpose. No Governmental Unit has requested that this Court refuse to  confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. As evidenced by its terms, the principal purpose of the Plan is not such avoidance. Accordingly, the requirements of section 1129(d) of the Bankruptcy Code have been satisfied.  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 6 of 143

 10  Solicitation. As described in and evidenced by the Solicitation Affidavit and the  Voting Declaration, transmittal and service of the Solicitation Packages (collectively, the “Solicitation”) were timely, adequate, appropriate, and sufficient under the circumstances of these Chapter 11 Cases. The Solicitation (i) was conducted in good faith, (ii) complied with the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules and the Procedures for Complex Chapter 11 Cases in the Southern District of Texas (effective as of September 18, 2024) (the “Complex Case Rules”), the Disclosure Statement Order, and all other applicable non-bankruptcy rules, laws, and regulations applicable to the Solicitation, (iii) was open, transparent, and inclusive, and (iv) was appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases. The Released Parties and the Exculpated Parties acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including with respect to  (1) the solicitation of acceptance or rejection of the Plan and (2) the participation in the offer, issuance, sale, or purchase of a security offered or sold under the Plan, and are entitled to the protections of section 1125(e) of the Bankruptcy Code and all other applicable protections and rights provided in the Plan and this Confirmation Order.  Notice. As evidenced by the Solicitation Affidavit, the Certificate of Publication, and the Voting Declaration, all parties required to be given notice of the Confirmation Hearing (including the deadline for filing and serving objections to Confirmation of the Plan) have been given due, proper, adequate, timely, and sufficient notice of the Confirmation Hearing in accordance with the Disclosure Statement Order and in compliance with the Bankruptcy Code, the Bankruptcy Rules (including Bankruptcy Rule 3017(d)), the Local Bankruptcy Rules, the Complex Case Rules, and all other applicable non-bankruptcy rules, laws, and regulations, and such parties  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 7 of 143

 10  had an opportunity to appear and be heard with respect thereto. No other or further notice is  required with respect thereto.  Voting Record Date. The Solicitation Packages and the Plan were distributed to Holders in the Voting Classes that held a Claim or Interest as of February 18, 2026 (the “Voting Record Date”). The establishment and notice of the Voting Record Date were reasonable and sufficient.  Tabulation. As described in the Voting Declaration, (i) the Holders of Claims in  Class 3 (First Lien Noteholder Secured Claims) are Impaired under the Plan and voted to accept the Plan in the numbers and amounts required by section 1126 of the Bankruptcy Code; (ii) the Holders of Claims in Class 4 (Second Lien Noteholder Secured Claims) are Impaired under the Plan and voted to accept the Plan in the numbers and amounts required by section 1126 of the Bankruptcy Code; and (iii) the Holders of Claims in Class 5 (General Unsecured Claims) are Impaired under the Plan and voted to accept the Plan in the numbers and amounts required by section 1126 of the Bankruptcy Code at each Debtor entity. All procedures used to tabulate the Ballots were fair, reasonable, and conducted in accordance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, the Complex Case Rules, the Disclosure Statement Order, and all other applicable non-bankruptcy rules, laws, and regulations. Pursuant to the Disclosure Statement Order, the other Classes of Claims against or Interests in the Debtors are either deemed to reject or presumed to accept the Plan.  Cram Down Requirements. With respect to each Class that is deemed to reject the Plan, the requirements of section 1129(b) of the Bankruptcy Code have been satisfied and the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code. The Plan does not unfairly discriminate between such Class and similarly situated Classes of Claims or Interests.  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 8 of 143

 10  Furthermore, the Plan is fair and equitable with respect to the Classes of Claims and Interests that  are deemed to reject the Plan, as the Plan provides that no Holder of any Claim or Interest that is junior to the Claims or Interests of such Classes will receive or retain any property under the Plan on account of such junior Claim or Interests.  Bankruptcy Rule 3016. In accordance with Bankruptcy Rule 3016(a), the Plan and all modifications thereto are dated and identify the Debtors as proponents of the Plan. The Debtors appropriately Filed the Disclosure Statement and the Plan with this Court, thereby satisfying Bankruptcy Rule 3016(b). The release, injunction, and exculpation provisions in the Disclosure Statement and the Plan are set forth in bold and with specific and conspicuous language, thereby complying with Bankruptcy Rule 3016(c).  Only One Plan. The Plan (including previous versions thereof) is the only chapter 11 plan Filed in each of these Chapter 11 Cases and, accordingly, satisfies section 1129(c) of the Bankruptcy Code.  Not Small Business Cases. These Chapter 11 Cases are not small business cases, and accordingly, section 1129(e) of the Bankruptcy Code does not apply to these Chapter 11 Cases.  Executory Contracts and Unexpired Leases. The Debtors have exercised reasonable business judgment in determining whether to assume or reject Executory Contracts and Unexpired Leases pursuant to Article IX of the Plan. Each assumption of an Executory Contract or Unexpired Lease pursuant to Article IX of the Plan shall be legal, valid, and binding upon the Debtors, the Liquidation Trustee, and their successors and assigns, as applicable, and all non-Debtor Persons, Entities, and their successors and assigns to such Executory Contract or Unexpired Lease.  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 9 of 143

 10  Plan Supplement. The documents contained in the Plan Supplement comply and  are consistent with the Bankruptcy Code and the terms of the Plan, and the filing and notice of such documents were good and proper and in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules, the Complex Case Rules, the Disclosure Statement Order, and the facts and circumstances of these Chapter 11 Cases. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan, the Debtors reserve the right to alter, amend, update, or modify the documents contained in the Plan Supplement at any time before the Effective Date in accordance with section 13.6 of the Plan, provided that the Plan Supplement may be amended, supplemented, or otherwise modified by the Debtors with the prior written consent (email being sufficient) of  (i) the Required Senior Secured Holders and (ii) solely to the extent that there are modifications to the Plan Supplement that are inconsistent with the Global Settlement or that materially adversely affect Holders of General Unsecured Claims, the Creditors’ Committee, in each instance, such consent not to be unreasonably withheld, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as otherwise ordered by the Bankruptcy Court.  Retention of Causes of Action and Reservation of Rights. The Debtors Filed with this Court the Schedule of Retained Causes of Action as Exhibit 1 to the Plan Supplement. Therefore, in accordance with and as provided by section 1123(b) of the Bankruptcy Code and section 11.11 of the Plan, except as otherwise provided in the Plan, including sections 11.6(a), 11.6(b), 11.7, 11.8, and 11.9, any rights, claims, Causes of Action, rights of setoff or recoupment, or other legal or equitable defenses that the Debtors had immediately prior to the Effective Date on behalf of the Debtors’ Estates or of themselves in accordance with any provision of the  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 10 of 143

 10  Bankruptcy Code or any applicable non-bankruptcy law, including, but not limited to, any actions  specifically enumerated herein, and such rights to commence, pursue, prosecute, and/or settle such claims or Causes of Action (including, without limitation, any Avoidance Action, Preference Action, or other claim pursuant to section 362 or chapter 5 of the Bankruptcy Code) (collectively, the “Retained Causes of Action”), whether arising before or after the Petition Date and notwithstanding the rejection of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan, shall be preserved, including for the benefit of the Liquidation Trust, notwithstanding the occurrence of the Confirmation Date and the Effective Date. As provided by sections 3.3, 5.4, 11.2, and 11.11 of the Plan and the Confirmation Order, except as otherwise provided in the Plan, including sections 11.6(a), 11.6(b), 11.7, 11.8, and 11.9, the Liquidation Trustee, on behalf of the Debtors, shall have, retain, reserve, and be entitled to enforce all rights to commence, pursue, prosecute, and/or settle, as appropriate, all such Retained Causes of Action as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights and defenses in respect of any Claim, including any Unimpaired Claim, may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced. The Liquidation Trustee, on behalf of the Debtors, shall be entitled to all extensions of time and/or tolling provisions provided under section 108 of the Bankruptcy Code, in each case, subject to and as further detailed in paragraph 56 of this Confirmation Order. In accordance with section 1123(b)(3) of the Bankruptcy Code and section 11.2 of the Plan, except as otherwise provided in the Plan, the Schedule of Retained Causes of Action, or in this Confirmation Order, any Causes of Action that a Debtor may hold against any Person or Entity shall vest in the Liquidation Trust on the Effective Date. The Liquidation Trust shall retain and may exclusively enforce any and all such Causes of Action. The Liquidation Trust shall have  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 11 of 143

 10  the exclusive right, authority, and discretion to determine, initiate, file, prosecute, enforce, abandon,  settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, and to decline to do any of the foregoing, without the consent or approval of any third party or further notice to, or action, order, or approval of, the Bankruptcy Court.  Cure of Defaults. In accordance with Article IX of the Plan, counterparties to the Debtors’ Executory Contracts and Unexpired Leases proposed for potential assumption or assumption and assignment were each served with the Schedule of Assumed Contracts and the applicable Cure Notice, which included the proposed Cure Amounts (if any) for each contract or lease listed thereon. The time given to parties in interest to object to the assumption, assumption and assignment, or rejection of their Executory Contracts and Unexpired Leases, and the proposed Cure Amounts, was good and sufficient and no other or further notice is required. The Debtors or the Liquidation Trustee, as applicable, either have paid valid Cure Amounts or will pay such amounts in Cash on the Effective Date, except as otherwise agreed with the relevant counterparty, in accordance with the procedures outlined in section 9.2 of the Plan.  Best Interest of Creditors. The liquidation analysis attached to the Disclosure Statement as Exhibit C, and the other evidence presented, proffered, or adduced at the Confirmation Hearing, including, but not limited to, the Chiu Declaration, (i) are persuasive and credible, (ii) have not been controverted by any evidence, and (iii) establish that each Holder of an Impaired Claim or Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 12 of 143

 10  Feasibility. The information contained in the Disclosure Statement, and the other  evidence presented, proffered, or adduced at the Confirmation Hearing, including the Chiu Declaration, (i) are persuasive and credible, (ii) have not been controverted by any evidence, and  (iii) establish that the Plan is feasible and provides adequate and appropriate means for its implementation and an orderly wind down and liquidation of the Estates, as contemplated by the Plan, thereby satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.  Directors. The managers, officers, and directors of the Debtors shall be relieved of  any and all duties with respect to the Debtors as of the Effective Date of the Plan and shall be deemed to have resigned without the requirement of having to take any further action. The identity and affiliations of the Person or Entity proposed to serve as the initial sole manager, officer, or director of the Debtors, as applicable, on and after the Effective Date has been fully disclosed to the extent such information is available, and the appointment to such office of such Person or Entity as described in section 5.4 of the Plan, the Plan Supplement, and the Liquidation Trust Agreement is consistent with the interests of Holders of Claims against and Interests in the Debtors and with public policy.  Preservation of Privilege. Nothing contained in this Confirmation Order, any of the Plan Documents (as defined herein), the Supporting Declarations, or any and all other documents related thereto is intended to, nor constitutes, nor should be deemed to constitute a waiver by the Debtors, their Estates, or any successors in interest, including, but not limited to, the Liquidation Trust, of any relevant privilege(s), or rules, including, but not limited to, the attorney-client privilege, the common-interest privilege and the attorney work-product rule.  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 13 of 143

 10  Release, Exculpation, and Injunction Provisions. The injunction, release, and  exculpation provisions contained in the Plan and this Confirmation Order, for the benefit of the Released Parties and Exculpated Parties, as applicable, are essential components of the Plan.  Good and valid justifications have been demonstrated in support of the releases granted by the Debtors, their Estates, the Liquidation Trust, and the Liquidation Trustee contained in section 11.6(a) of the Plan (the “Debtor Releases”), and the Debtors have satisfied the business judgment standard with respect to such releases.  The record in these Chapter 11 Cases, including this Court’s findings stated on the record at the Confirmation Hearing, supports the conclusion that the independent directors serving on the 2025 Special Investigation Committee (the “SIC”) of the board of directors of Luminar Technologies Inc. acted with independence, diligence, and propriety in connection with their investigation of potential claims and Causes of Action against current and former directors and officers of the Debtors. At all times during the investigation, the independent directors preserved the SIC’s independence and acted in good faith and with the utmost diligence in conducting a thorough investigation of all relevant facts. Based on the SIC’s investigation and the record in these Chapter 11 Cases, there are no colorable claims or Causes of Action belonging to the Debtors or their Estates against the Debtors’ current directors and officers (other than those Persons identified on the Non-Released Parties Schedule), including, without limitation, any claims for breach of fiduciary duty, corporate waste, or avoidable preferential or fraudulent transfers. Based on the record of these Chapter 11 Cases, including, but not limited to, the comprehensive findings of the SIC’s investigation, the substantial support provided by the current directors and officers throughout these Chapter 11 Cases, and their meaningful contributions to the Debtors’ proposed Plan and Wind Down, the Debtors’ decision to grant releases to the current directors and officers  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 14 of 143

 (other than those Persons identified on the Non-Released Parties Schedule) (the “Released  Directors and Officers”)3 is appropriate, is customary in transactions of this kind, is fair and reasonable, is in the best interests of the Debtors’ Estates, and constitutes a sound exercise of the Debtors’ business judgment.  Moreover, the Debtor Releases offer protection to additional parties that played an integral role in the Chapter 11 Cases. The Plan reflects the settlement and resolution of several complex issues, and the Debtor Releases are an integral part of the consideration to be provided in exchange for the compromises and resolutions embodied in the Plan. Each of the Released Parties made significant concessions or contributions to the Chapter 11 Cases and/or otherwise cooperated constructively to enable the Debtors to maximize the value of their Estates. Therefore, the Debtor Releases represent a valid exercise of the Debtors’ business judgment. For the avoidance of doubt, no Person on the Non-Released Parties Schedule shall be deemed a Released Party.  The releases contained in section 11.6(b) of the Plan (the “Third-Party Releases”) are appropriate and consensual as to all relevant parties, including on the part of the Releasing Parties. The Third-Party Releases were conspicuously disclosed in the Ballots (forms of which were attached as Exhibits 3-9 to the Disclosure Statement Order), the Notice of Non-Voting Status (a form of which was attached as Exhibit 6 to the Disclosure Statement Order), the Release Opt-Out Form (a form of which was attached as Exhibit 11 to the Disclosure Statement Order), the Disclosure Statement, and the Plan. Holders of Claims and Interests were duly informed of the Third-Party Releases, including through the Release Opt-Out Forms, and given the opportunity to opt out. The release provisions contained in section 11.6(b) of the Plan are consensual under  3  10  For the avoidance of doubt, the Released Directors and Officers include the Current Directors and Officers as defined in the Plan.  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 15 of 143

 10  applicable law because (1) all Releasing Parties were given due and adequate notice of the Third  Party Releases and sufficient opportunity and instruction to elect to opt out of such releases in accordance with the Disclosure Statement Order and paragraph 40 of the Complex Case Rules and  (2) except as otherwise provided herein, the releases therein are provided only by (i) the Released Parties; (ii) the Holders of all Claims or Interests whose vote to accept or reject the Plan was solicited but that did not vote either to accept or to reject the Plan and did not opt out of granting the releases set forth therein; and (iii) the Holders of all Claims or Interests that voted to reject the Plan or that voted, or were presumed, to accept the Plan, but in each case did not opt out of granting the releases set forth therein (collectively, the “Releasing Parties”). The Third-Party Releases are consensual and: (1) essential to the Confirmation of the Plan; (2) given in exchange for the good and valuable consideration provided by the Released Parties; (3) a good faith settlement and compromise of the Claims released by the Third-Party Releases; (4) in the best interests of the Debtors and their Estates; (5) fair, equitable, and reasonable; (6) given and made after due notice and opportunity for hearing; and (7) a bar to any of the Releasing Parties asserting any claim or Cause of Action released pursuant to the Third Party Releases, except as otherwise expressly set forth in the Plan. The Third-Party Releases are an integral part of the Plan that is supported by the Classes entitled to vote on the Plan. Like the Debtor Releases, the Third-Party Releases facilitated participation in both the Plan and the chapter 11 process generally. The Third-Party Releases are instrumental to the Plan and were critical in incentivizing the parties to support the Plan. The Third-Party Releases are appropriately tailored under the facts and circumstances of the Chapter 11 Cases. The Releasing Parties have had a full opportunity to opt out of the Third-Party Releases. As such, the Third-Party Releases appropriately offer certain protections to parties that  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 16 of 143

 10  constructively participated in the Debtors’ chapter 11 process by, among other things, supporting  the Plan.  For the avoidance of doubt, and notwithstanding anything in the Plan or this Confirmation Order to the contrary, (i) no Holders of Claims or Interests in Class 8 (Subordinated Claims) or Class 9 (Parent Interests), solely in their capacity as such and (ii) no Persons on the Non-Released Parties Schedule, in each case, shall be or shall be deemed to be Releasing Parties.  Each of the (x) Notices of Non-Voting Status, which were sent to Holders of Claims  and Interests in Classes not entitled to vote on the Plan (except with respect to Holders of Claims and Interests in Class 6 (Intercompany Claims) and Class 7 (Intercompany Interests)), (y) Ballots, which were sent to Holders of Claims and Interests in Classes entitled to vote on the Plan, and  (z) Release Opt-Out Forms, which were sent as an attachment to the Notice of Non-Voting Status, expressly included, in bold font, the terms of the Third-Party Releases, as set forth in section 11.6(b) of the Plan. The language of the Third-Party Releases was also emphasized using bold font in the Plan and the Disclosure Statement. The Notice of Non-Voting Status, the Ballots, and the Release Opt-Out Form advised careful review and consideration of the terms of the Third-Party Releases, along with the exculpation and injunction provisions. The Debtors sufficiently put the Releasing Parties on notice of the Claims being released and the opt-out procedures and provided sufficient time and instruction for such parties to elect to opt out of such releases.  The process described in the Voting Declaration and the Solicitation Affidavit that  the Debtors and Omni followed to identify the relevant parties on which to serve the applicable Ballot, Notice of Non-Voting Status, and/or Release Opt-Out Form (i) is consistent with the industry standard and (ii) was reasonably calculated to ensure that each Holder of Claims or Interests in each applicable Class was informed of its ability to opt out of the releases and the  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 17 of 143

 10  consequences for failing to timely do so. For the avoidance of doubt, any party that validly elected  in the Release Opt-Out Form or in the Ballot to opt out of the Third-Party Releases prior to any deadline to submit a Ballot, whether under any original or extended deadline, shall be neither a Released Party nor a Releasing Party under the Plan.  Accordingly, as has been established based upon the record in these Chapter 11 Cases, the Supporting Declarations, and the evidence presented in connection with the Confirmation Hearing, the release provisions contained in Article XI of the Plan (i) were integral to the agreements among the various parties in interest and are essential to the formulation and implementation of the Plan, as required by section 1123 of the Bankruptcy Code, (ii) are consistent with and permissible under applicable law, (iii) were given in exchange for good and valuable consideration provided by the Released Parties, (iv) are in the best interests of the Debtors, their Estates, Holders of Claims and Interests, and all other parties in interest, (v) were negotiated in good faith and at arm’s length, (vi) confer substantial benefits on the Debtors, their Estates, and the Debtors’ creditors, and (vii) are fair, equitable, and reasonable. Additionally, the Released Parties substantially contributed to the success of the Plan. Failure to implement the Debtor Releases, Third-Party Releases, injunctions, and exculpation provisions set forth in the Plan and approved in this Confirmation Order would seriously impair and jeopardize the Debtors’ ability to confirm and implement the Plan, and the compromises and settlements provided therein.  The exculpation provisions contained in the Plan and this Confirmation Order are  appropriately tailored to the circumstances of these Chapter 11 Cases and are appropriate under applicable law, including NexPoint Advisors, L.P. v. Highland Cap. Mgmt., L.P. (In re Highland Cap. Mgmt., L.P.), 48 F.4th 419 (5th Cir. 2022) and Highland Cap. Mgmt. Fund Advisors, L.P. v. Highland Cap. Mgmt., L.P. (In re Highland Capital Mgmt., L.P.), 132 F.4th 353 (5th Cir. 2025),  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 18 of 143

 10  because they are supported by proper evidence, proposed in good faith, formulated following  extensive good faith, arm’s-length negotiations with key constituents, and appropriately limited in scope. The Exculpated Parties reasonably relied upon the exculpation provisions as a material inducement to engage in postpetition negotiations with the Debtors and other key stakeholders that culminated in the Plan, the Settlements (as defined herein), and all other settlements and compromises therein that maximize value for the Estates. The record in these Chapter 11 Cases supports the conclusion that the exculpation provisions are appropriately tailored to protect the Exculpated Parties from unnecessary litigation and contain appropriate carve outs for actions determined by a Final Order to have constituted actual fraud, willful misconduct, or gross negligence.  ii. The record in these Chapter 11 Cases, including this Court’s findings stated on the record at the Confirmation Hearing, further supports that the Released Directors and Officers acted with the utmost good faith and exhibited the highest standards of professionalism and due diligence in the performance of their respective roles as managers, directors, and officers in these Chapter 11 Cases. The Released Directors and Officers (i) were integral to the liquidation, sales, and related wind down processes associated with these Chapter 11 Cases, (ii) exercised the highest level of prudent business judgment after exhaustive diligence in their decision making; and (iii) satisfied their duties to the Debtors, their Estates, and this Court fully, completely, professionally, and admirably at all times and in all capacities throughout these Chapter 11 Cases.  jj. The injunction provisions contained in the Plan are essential to the Plan, are appropriate under applicable law, including Highland Cap. Mgmt. Fund Advisors, L.P. v. Highland Cap. Mgmt., L.P. (In re Highland Capital Mgmt., L.P.), 132 F.4th 353 (5th Cir. 2025), and are necessary to implement the Plan and to preserve and enforce the release and exculpation provisions  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 19 of 143

 10  of the Plan. The injunction provisions are appropriately tailored to achieve those purposes.  Subject in all respects to section 12.1 of the Plan, no Entity may commence or pursue a claim or Cause of Action of any kind against any Exculpated Party that arose or arises from, in whole or in part, such claims and Causes of Action as described in section 11.5(b) of the Plan, without this Court (i) first determining, after notice and a hearing, that such claim or Cause of Action represents a colorable claim that has not been exculpated under the Plan and (ii) specifically authorizing such Entity to bring such claim or Cause of Action against any such Exculpated Party.  The record of the Confirmation Hearing and the Chapter 11 Cases is sufficient to support the injunctions, releases, and exculpation provisions provided for in Article XI of the Plan and in this Confirmation Order. Accordingly, based upon the record of the Chapter 11 Cases, the representations of the parties, and/or the evidence proffered, adduced, and/or presented at the Confirmation Hearing, the injunctions, releases, and exculpation provisions set forth in Article XI of the Plan and in this Confirmation Order are consistent with the Bankruptcy Code and applicable law and are approved.  For purposes of the Order (I) Approving Form of Adequate Assurance of Payment to Utility Providers, (II) Establishing Procedures for Resolving Objections by Utility Providers,  (III) Prohibiting Utility Providers from Altering, Refusing, or Discontinuing Service, and  (IV) Granting Related Relief (Docket No. 49) (the “Utilities Order”), each applicable Debtor has sold all or substantially all of its Assets.  Modifications to Plan. Pursuant to section 1127 of the Bankruptcy Code, the modifications to the Plan made after solicitation of the Plan or in this Confirmation Order (including any modifications announced on the record of the Confirmation Hearing) constitute  (i) technical adjustments or clarifying changes, (ii) changes with respect to particular Claims or  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 20 of 143

 10  Interests by agreement with Holders of such Claims or Interests, or (iii) such modifications do not  materially and adversely affect or change the treatment of any other Claim or Interest under the Plan. Notice of these modifications was adequate and appropriate under the facts and circumstances of these Chapter 11 Cases. In accordance with Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the re-solicitation of votes under section 1126 of the Bankruptcy Code, and they do not require that Holders of Claims or Interests be afforded any further opportunity to change previously cast acceptances or rejections of the Plan. Accordingly, the Plan is properly before this Court, and all votes cast with respect to the Plan prior to such modification shall be binding and shall apply with respect to the Plan.  nn. Compromises and Settlements. The Plan is deemed to constitute a motion under section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019 with respect to all settlements provided for therein, including but not limited to, the Global Settlement and the Plan Settlement (collectively, the “Settlements”). Entry of this Confirmation Order constitutes this Court’s approval of the terms of the Settlements and compromises provided for under the Plan, including the releases in connection therewith. In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions, releases, and other benefits provided under the Plan and with the support of the various creditors, stakeholders, and other parties in interest, including the Ad Hoc Noteholder Group and the Creditors’ Committee, the provisions of the Plan, including the Settlements, constitute a good faith compromise and settlement of all claims, Causes of Action, disputes, and controversies released, settled, compromised, or otherwise resolved pursuant to the Plan. In addition, the compromises and Settlements embodied in the Plan are integral to the Plan and preserve value by enabling the  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 21 of 143

 10  Debtors to avoid extended, value-eroding litigation. Entry of this Confirmation Order constitutes  this Court’s approval of the Settlements, and a finding by this Court that the Settlements are fair, equitable, and reasonable and in the best interests of the Debtors, their Estates, and Holders of Claims and Interests because, among other things: (a) each of the Settlements reflects a reasonable balance between the possible success of litigation with respect to each of the settled claims and disputes, on the one hand, and the benefits of fully and finally resolving such claims and disputes and allowing the Debtors to expeditiously exit chapter 11, on the other hand; (b) absent each of the Settlements, there is a likelihood of complex and protracted litigation with the attendant expense, inconvenience, delay and uncertainty that has a possibility to derail the Debtors’ efforts to maximize value for their creditors and would jeopardize the Debtors’ ability to confirm and implement the Plan, and the compromises and Settlements provided therein; (c) each of the parties supporting each of the Settlements, including the Debtors, the Ad Hoc Noteholder Group, and the Creditors’ Committee, are represented by counsel that is recognized as being knowledgeable, competent, and experienced; (d) each of the Settlements is the product of arm’s-length bargaining and good faith negotiations between sophisticated parties; and (e) each of the Settlements will maximize the value of the Estates and distributions to Holders of Allowed Claims and is essential to the successful implementation of the Plan. Based on the foregoing, the Settlements satisfy the requirements of applicable Fifth Circuit law for approval of compromises and settlements pursuant to section 1123(b) of the Bankruptcy Code and Bankruptcy Rule 9019, and the Settlements are hereby approved.  oo. Liquidation Trust. As set forth in section 5.5(a) of the Plan, on or before the Effective Date, the Debtors and the Liquidation Trustee shall take all necessary steps to establish the Liquidation Trust for the benefit of Holders of Claims against the Debtors, including executing  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 22 of 143

 10  the Liquidation Trust Agreement, which shall reflect the Global Settlement and which shall  otherwise be reasonably acceptable to the Debtors, the Required Senior Secured Holders, and the Creditors’ Committee. With respect to actions taken in section 5.5 of the Plan, the Liquidation Trustee is acting solely in its capacity as trustee of the Liquidation Trust.  Liquidation Trustee. In accordance with the terms of the Plan, the Liquidation Trustee shall be a fiduciary and owe fiduciary duties to all beneficiaries of the Liquidation Trust, collectively, and, without limitation, shall act as a ‘trustee’ with respect to the Liquidation Trust Assets for purposes of rights granted under 11 U.S.C. § 108, with the authority of a debtor-in-possession or trustee to assert such rights under said statute, whether in judicial, administrative or arbitration proceedings, whether during or after the pendency of these cases. For the avoidance of doubt, the beneficiaries of the Liquidation Trust include holders of Liquidation Trust Interests, and accordingly, the Liquidation Trustee shall be a fiduciary and owe fiduciary duties to the Holders of Allowed First Lien Noteholder Secured Claims, Holders of Allowed Second Lien Noteholder Secured Claims, and Holders of Allowed General Unsecured Claims, in their capacities as beneficiaries of the Liquidation Trust Interests with respect to the Liquidation Trust Assets and the pursuit thereof.  Good Faith. The Debtors have proposed the Plan and all documents necessary to effectuate the Plan, contained in the Plan, or contemplated by the Plan, including the Disclosure Statement and Plan Supplement (collectively, the “Plan Documents”) in good faith and not by any means forbidden by applicable law. In so finding, this Court has considered the totality of the circumstances of these cases, the formulation and negotiation of the Plan and all modifications thereto, the Plan Documents, and the Settlements. The Debtors’ good faith is evident from the facts and record of these Chapter 11 Cases, the Solicitation Packages, the Supporting Declarations,  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 23 of 143

 10  the record of the Confirmation Hearing, and other proceedings held before this Court in these  Chapter 11 Cases. The Plan and the Plan Documents were negotiated at arm’s length in good faith among the Debtors, the Ad Hoc Noteholder Group, the Creditors’ Committee, the Released Parties, and the Exculpated Parties. The Debtors, the Ad Hoc Noteholder Group, the Creditors’ Committee, the Released Parties, the Exculpated Parties, and each of the foregoing Person’s applicable Related Parties have been and will be acting in good faith if they proceed to:  (i) consummate the Plan and the agreements, settlements, transactions, distributions, and other  transfers contemplated therein and in this Confirmation Order; (ii) make any distributions pursuant to the terms and conditions of the Plan, the Liquidation Trust Agreement, and this Confirmation Order, as applicable; (iii) carry out any transactions contemplated by the Plan, including, without limitation, the establishment and administration of the Liquidation Trust in accordance with the Liquidation Trust Agreement; and (iv) take any actions authorized by the Plan and this Confirmation Order.  rr. Limited Substantive Consolidation. The evidence in support of the Plan that was proffered or adduced at or prior to the Confirmation Hearing, including the Chiu Declaration and all other pleadings in support of the Plan, established that the limited substantive consolidation of the Debtors’ Chapter 11 Cases pursuant to this Confirmation Order and section 5.1 of the Plan, is  (i) in the best interests of the Debtors, their Estates, and all Holders of Claims, (ii) fair, equitable, and reasonable, (iii) effected after due notice and opportunity for a hearing, and (iv) appropriate  under Bankruptcy Code sections 105(a) and 1123(a)(5)(C) and Bankruptcy Rule 9019. Substantive Consolidation, as an integral component of the Plan and Global Settlement, is hereby approved pursuant to Bankruptcy Rule 9019.  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 24 of 143

 10  Satisfaction of Confirmation Requirements. The Plan satisfies the requirements for  Confirmation by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation, as set forth in section 1129 of the Bankruptcy Code.  Likelihood of Satisfaction of Conditions Precedent to Effective Date. Each of the conditions precedent to the Effective Date, as set forth in Article X of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with the Plan.  Satisfaction of Rule 3020(e). The Debtors have satisfied their burden to  demonstrate that waiver of Bankruptcy Rule 3020(e) is appropriate, because such a waiver is necessary to, among other things, (i) curtail administrative costs in these Chapter 11 Cases to preserve the value of the Debtors’ Estates, (ii) allow the Liquidation Trustee to commence the Wind Down, and (iii) avoid delaying distributions to creditors.  ORDER  ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:  Findings of Fact and Conclusions of Law  The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. All findings of fact and conclusions of law announced by this Court on the record at the Confirmation Hearing in relation to Confirmation of the Plan are hereby incorporated into this  Confirmation Order. To the extent that any finding of fact shall be determined to be a conclusion of law, it shall be deemed so, and vice versa.  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 25 of 143

 10  B.  Notice of the Confirmation Hearing, Solicitation, and Tabulation  2. Notice of the Confirmation Hearing, the Solicitation, and the tabulation of  submitted Ballots and Release Opt-Out Forms complied with the Disclosure Statement Order, were  appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, uncontroverted, and were in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Complex Case Rules, and the Local Bankruptcy Rules.  C. Confirmation of Plan  3. The Plan and each of its provisions are confirmed pursuant to section 1129 of the Bankruptcy Code. The Plan Documents, including, without limitation, the Plan Supplement, are hereby authorized and approved. The terms of the Plan and the Plan Documents are incorporated herein by reference and are an integral part of this Confirmation Order. The terms of the Plan, the Plan Documents, all exhibits thereto, and all other relevant and necessary documents shall be effective and binding as of the Confirmation Date or Effective Date, as applicable, upon the  Debtors, the Liquidation Trustee, any and all Holders of Claims or Interests (irrespective of whether Holders of such Claims or Interests have, or are deemed to have, accepted the Plan), all Entities that are parties to or are subject to the Settlements, compromises, releases, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. Subject to the terms of the Plan, including section 13.6 thereof, the Debtors are authorized to alter, amend, update, or modify  the Plan Documents before the Effective Date. The failure to specifically include or refer to any particular article, section, or provision of the Plan or the Plan Documents in this Confirmation Order shall not diminish or impair the effectiveness or enforceability of such article, section, or provision nor constitute a waiver thereof, it being the intent of this Court that the Plan is confirmed in its entirety and incorporated herein by this reference.  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 26 of 143

 10  4. All actions contemplated to take place upon or following the Confirmation Date  pursuant to the Plan or any of the Plan Documents are hereby authorized. The Debtors, the Liquidation Trust, the Liquidation Trustee, or any other party contemplated by the Plan Documents, as applicable, are authorized to take all actions required under the Plan or the Plan Documents to effectuate the Plan and the Plan Documents and the transactions contemplated therein.  Objections  5. Except as set forth herein, any objections (including any reservations of rights contained therein) to Confirmation of the Plan, including, but not limited to, the objections Filed at Docket Nos. 538, 542, 544, and 545, or other responses or reservations of rights with respect to Confirmation of the Plan that have not been withdrawn or resolved prior to entry of this Confirmation Order shall be, and hereby are, overruled on the merits and denied. All objections to Confirmation of the Plan not Filed and served prior to the Objection Deadline, if any, are deemed  waived and shall not be considered by this Court.  No Action  6. Pursuant to the appropriate provisions of any applicable state’s general corporation or limited liability company laws, other applicable non-bankruptcy law, and section 1142(b) of the Bankruptcy Code, (i) no action of the respective directors, managers, members, or Security Holders of the Debtors shall be required to authorize the Debtors or the Liquidation Trustee to  enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, including any Plan Document, and any contract, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan, including any Plan Document, and (ii) to the extent the Debtors or the Liquidation Trustee, as applicable, determines (a) any Entity or Person (other than the Liquidation Trust or the Liquidation  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 27 of 143

 10  Trustee) is a necessary party to execute and deliver or join in the execution or delivery of any  instrument required to effect a transfer of property dealt with by the Plan, including any Plan Document, or (b) any Entity or Person (other than the Liquidation Trust or the Liquidation Trustee) is a necessary party to perform any other act in furtherance of (i) the transactions contemplated by the Plan, including any Plan Document, or this Confirmation Order, and (ii) the consummation of the Plan, and, in each case, such Entity is so informed by the Debtors or the Liquidation Trustee, as applicable, then such Entity or Person is directed to take such steps as necessary to comply with the foregoing and section 1142(b) of the Bankruptcy Code.  Governmental Approvals Not Required  7. Except as otherwise expressly set forth herein, or as set forth in the Plan Documents, including the Plan Supplement, this Confirmation Order constitutes all approvals and consents required, if any, by the laws, rules, or regulations of any state or any other governmental authority with respect to the implementation and consummation of the Plan and the Plan  Documents and any other acts that may be necessary or appropriate for the implementation or consummation of the Plan or the Plan Documents to the fullest extent permitted by law, and nothing herein to the contrary shall diminish the authority of section 1142 of the Bankruptcy Code. Notwithstanding the foregoing, before effectuating provisions of the Plan related to the Blocked Parent Interests, including, but not limited to, (i) cancellation of the Blocked Parent Interests in accordance with section 4.9(b) therein and (ii) the dissolution of Debtor Luminar Technologies,  Inc., the Debtors shall obtain the OFAC License and any and all other required OFAC approvals and/or authorizations in connection therewith, as set forth in the Plan.  Liquidation Trust  8. On the Effective Date, (a) the Liquidation Trust shall be formed and established pursuant to the Plan and the Liquidation Trust Agreement and become effective and administered  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 28 of 143

 10  in accordance with the terms of the Plan and the Liquidation Trust Agreement, and (b) the  Liquidation Trustee shall be vested with the rights and powers set forth in the Plan and the Liquidation Trust Agreement.  H. Implementation  9. The Debtors, the Liquidation Trust, or other applicable representative of the Debtors and their Estates, and the appropriate officers, representatives, trustees, members, managers, and members of the boards of managers or boards of directors thereof, as applicable,  shall be authorized to and may issue, execute, deliver, file, or record such documents, contracts, securities, instruments, releases, and other agreements, including the Plan Documents, and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, including any and all transactions or other actions delineated in the Plan or otherwise contemplated by the Plan or the Plan Documents, including the conversion, merger, or dissolution of any Debtors, without the need for any further approvals (including,  without limitation, by any Security Holder, officer, member, manager, board of directors, or board of managers), authorization, or consents, except for those expressly required pursuant to the Plan and subject to any consent or consultation rights of the Liquidation Trust Oversight Board (if any), as set forth in the Liquidation Trust Agreement. All matters provided for pursuant to the Plan, including all actions in connection with any Plan Document, that would otherwise require approval of the Security Holders, officers, members, directors, or managers of the Debtors shall be deemed  to have been so approved and shall be in effect before, on, or after the Effective Date (as appropriate) pursuant to applicable law and without further application to, or order of this Court, or any requirement of further action by the respective Security Holders, officers, members, directors, or managers of the Debtors, or the need for any approvals, authorizations, actions or consents.  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 29 of 143

 10  10. This Confirmation Order authorizes (i) the creation and implementation of the  Liquidation Trust in accordance with the terms of this Confirmation Order, the Plan, and the Liquidation Trust Agreement, and (ii) the appointment of the Liquidation Trustee and the Liquidation Trust Oversight Board members, if any, to accomplish the purposes of the Liquidation Trust, as set forth in and subject to the Liquidation Trust Agreement and the Plan, notwithstanding any otherwise applicable non-bankruptcy law. To the extent set forth in the Liquidation Trust Agreement, the Liquidation Trust shall indemnify and hold harmless the Liquidation Trustee and the Liquidation Trust Oversight Board, if any, each in its capacity as such, for any losses incurred in such capacity.  I. Free and Clear  11. Except as otherwise provided in the Plan (including in all respects sections 11.6(a), 11.6(b), 11.7, 11.8, and 11.9 of the Plan), the Plan Documents, or this Confirmation Order, on the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all Liquidation Trust  Assets, including all claims, rights, and Retained Causes of Action and any property acquired by the Debtors under or in connection with the Plan or the Plan Documents, shall transfer to, and vest exclusively in, the Liquidation Trust, or such other Person or Entity as the Liquidation Trust may designate, free and clear of all Claims, Interests, Liens, charges, constructive trusts, other encumbrances, and liabilities of any kind; provided, however, that to the extent certain Liquidation Trust Assets cannot be transferred to, vested in, and assumed by the Liquidation Trust on the  Effective Date or otherwise are not available to be so transferred until after such date, such assets shall be automatically, and without further act or deed, transferred to, vested in, or assumed by the Liquidation Trust as soon as reasonably practicable after such date. The provisions of this Confirmation Order authorizing the transfer of the Liquidation Trust Assets free and clear of all Claims, Interests, Liens, charges, constructive trusts, other encumbrances, and liabilities of any  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 30 of 143

 10  kind shall be self-executing, and neither the Debtors nor the Liquidation Trustee shall be required  to execute or file releases termination statements, assignments, consents, or other instruments in order to effectuate, consummate and implement the provisions of this Confirmation Order.  12. Pursuant to the terms of the Plan (in accordance with the Liquidation Trust Agreement), on and after the Effective Date, the Liquidation Trustee may wind down the Debtors’ businesses and may use, acquire, or dispose of property and pursue, prosecute, compromise, or settle any Claims (including any Administrative Expense Claims), Interests, and Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan or this Confirmation Order.  Wind Down  After the Effective Date, pursuant to the Plan, the Liquidation Trustee shall, in an expeditious but orderly manner, Wind Down, sell, and otherwise liquidate and convert to Cash the  Liquidation Trust Assets, or, as necessary or appropriate, reasonably assist any third-party designee(s) to accomplish each of the foregoing, with no objective to continue or conduct a trade or business except to the extent reasonably necessary to, and consistent with, the liquidation and orderly Wind Down of the Debtors, and shall not unduly prolong the duration of the liquidation and the Wind Down.  Upon the completion of the liquidation and Wind Down of each applicable Debtor  and non-Debtor Affiliate in which the Debtors held equity directly or indirectly immediately prior to the Effective Date, the Liquidation Trustee may (i) file a certificate of cancellation, a certificate of dissolution, or such other instrument as may be necessary or appropriate under applicable law to effectuate the dissolution of the relevant Debtor or non-Debtor Affiliate with the appropriate governmental authorities, thereby terminating the legal existence of each such Debtor or non-  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 31 of 143

 10  Debtor Affiliate, as determined in the sole discretion of the Liquidation Trustee and (ii) take such  other actions consistent therewith to effectuate the termination of the legal existence of each such Debtor or non-Debtor Affiliate, as applicable.  The Liquidation Trustee shall implement the Wind Down pursuant to the terms of the Plan and subject to the Wind Down Budget. On the Effective Date, the Wind Down Reserve shall be established and funded with the Wind Down Amount. The Liquidation Trustee may use the funds in the Wind Down Reserve to administer the Wind Down solely in accordance with the terms of the Wind Down Budget, the Liquidation Trust Agreement, the Plan, and this Confirmation Order.  In accordance with the Plan and pursuant to this Confirmation Order, Confirmation of the Plan does not provide the Debtors with a discharge under section 1141(d) of the Bankruptcy Code, because the Debtors and their Estates will be wound down in accordance with the Plan.  Funding of Other Reserves  17. On the Effective Date or as soon as practicable thereafter, the Debtors shall establish and fund each of the Senior Claims Reserve, First Lien Reserve, Second Lien Reserve, and the GUC Reserve, as required under the Plan. The Liquidation Reserve shall be established on the Effective Date and funded in accordance with the terms of the Liquidation Trust Agreement.  Board of Directors and Officers  18. Except as agreed to by the Debtors or the Liquidation Trustee, as applicable, or as  otherwise required by local law of the applicable foreign jurisdiction or the organizational documents of any non-Debtor direct or indirect subsidiaries, including Luminar Limited, Luminar Hong Kong Limited, Luminar Technologies (Xiamen) Co., Ltd., Luminar Technologies (Shanghai) Co., Ltd., Luminar Technology Services (India) Private Limited, Luminartech Mexico,  S. DE R.L. DE C.V., Luminar Sweden AB, Luminar GmbH, Luminar LTC Israel Ltd., upon the  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 32 of 143

 10  Effective Date, (i) the officers, directors, and managers of the Debtors and non-Debtor subsidiaries  in which the Debtors held equity directly or indirectly immediately prior to the Effective Date shall be relieved of any and all duties with respect to such Debtors and non-Debtor subsidiaries, and shall be deemed to have resigned without the requirement of having to take any further action and  (ii) the Liquidation Trustee shall be the sole officer, director, or manager, as applicable, of each of the Debtors and non-Debtor subsidiaries in which the Debtors held equity directly or indirectly immediately prior to the Effective Date without the requirement of having to take any further action. To the extent that the Liquidation Trustee does not assume a role as officer, director, or manager of any non-Debtor direct or indirect subsidiary on the Effective Date, the Liquidation Trustee shall reasonably cooperate with any third party acting in such capacity or otherwise in control of such subsidiary, including any foreign liquidator or similar representative appointed in any foreign insolvency proceeding.  Plan Transactions  The Debtors or the Liquidation Trustee, as applicable, may take all actions consistent with this Confirmation Order and the Plan as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate any transactions contemplated in the Plan, this Confirmation Order, or the Plan Documents, including, for the avoidance of doubt, the Wind Down.  This Confirmation Order shall, and shall be deemed to, pursuant to sections 363,  1123, 1142, 1145, and 1146 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Wind Down, and, to the extent such actions were taken before the Confirmation Date, such actions are ratified in all respects, and, in each case, no further approvals, authorization, or consents shall be required, except those expressly required  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 33 of 143

 10  pursuant to the Plan or this Confirmation Order. The Ad Hoc Noteholder Group, the Creditors’  Committee and its members, each of the foregoing Person’s Related Parties, and any other parties necessary to effectuate, to the fullest extent permitted under section 1142 of the Bankruptcy Code, any transactions approved by, contemplated by, or necessary to effectuate the Plan, shall be deemed to consent to any such transactions (subject to, and to the extent of, the parties’ rights and obligations under the Global Settlement, the Plan, and this Confirmation Order).  21. Any beneficial interest in the Liquidation Trust (including, for the avoidance of  doubt, the Liquidation Trust Interests) or any right to receive a distribution from the Liquidation Trust shall not constitute Securities. However, if it is determined that such beneficial interests (including, for the avoidance of doubt, the Liquidation Trust Interests) or rights constitute Securities, the exemption provisions of section 1145(a)(1) of the Bankruptcy Code will be satisfied and the issuance under the Plan of the Liquidation Trust Interests will be exempt from registration under the Securities Act, all rules and regulations promulgated thereunder, and all applicable state and local securities laws and regulations.  N. Issuance of Parent Debtor Additional Stock  22. On the Effective Date and substantially contemporaneously with (i) the cancellation of the Unblocked Parent Interests pursuant to section 4.9(b) of the Plan, and (ii) the transfer of the Liquidation Trust Assets to the Liquidation Trust pursuant to section 5.5(f) of the Plan, the Debtors and/or the Liquidation Trustee, as applicable, are authorized to cause Parent Debtor to issue the  Parent Debtor Additional Stock to the Liquidation Trust. Upon issuance of the Parent Debtor Additional Stock to the Liquidation Trust, the Liquidation Trust shall be the majority shareholder of Parent Debtor. The Parent Debtor Additional Stock shall be, upon issuance, duly authorized, validly issued, fully paid, and non-assessable (as applicable). For the avoidance of doubt, until all Blocked Parent Interests are cancelled in accordance with the terms of section 4.9(b) of the Plan,  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 34 of 143

 10  all Holders of Blocked Parent Interests shall be enjoined from exercising any rights with respect  thereto.  Securities Registration Exemption  23. The issuance of the Parent Debtor Additional Stock to the Liquidation Trust pursuant to the Plan shall be exempt from registration pursuant to section 4(a)(2) of the Securities Act or, solely to the extent section 4(a)(2) of the Securities Act is not available, another available exemption from registration under the Securities Act. Such securities will be considered  “restricted securities” and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act, such as, under certain conditions, the resale provisions of Rule 144 of the Securities Act.  Claim Allowance and Disallowance  24. All Claims expressly Allowed or Disallowed pursuant to the Plan and/or this Confirmation Order shall be Allowed or Disallowed, respectively, and the Claims and Noticing Agent is authorized to update the claims register maintained in the Chapter 11 Cases accordingly.  Distributions  The Debtors and/or the Liquidation Trustee is authorized and directed to make all distributions under the Plan pursuant to the terms of the Plan and to pay, as applicable, any fees and expenses approved by this Confirmation Order or any other order of this Court.  Any beneficial interest in the Liquidation Trust (including, for the avoidance of  doubt, the Liquidation Trust Interests) or any right to receive a distribution from the Liquidation Trust shall not be evidenced by any certificate, security, receipt, or in any other form or manner whatsoever, except as maintained on the books and records of the Liquidation Trust by the Liquidation Trustee. Further, any beneficial interest in the Liquidation Trust (including, for the avoidance of doubt, the Liquidation Trust Interests) or any right to receive a distribution from the  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 35 of 143

 10  Liquidation Trust shall be nontransferable and non-assignable except by will, intestate, succession,  or operation of law.  R. Executory Contracts and Unexpired Leases  27. Pursuant to Article IX of the Plan, as of and subject to the occurrence of the Effective Date, all Executory Contracts and Unexpired Leases (including, but not limited to, those giving rise to D&O Indemnification Obligations) to which any of the Debtors are a party shall be deemed rejected, unless such contract or lease (i) was previously assumed or rejected by the  Debtors, pursuant to a Final Order of the Bankruptcy Court, (ii) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto, (iii) is the subject of a motion to assume Filed by the Debtors on or before the Confirmation Date, (iv) is specifically designated as a contract or lease to be assumed by the Debtors on the Schedule of Assumed Contracts, (v) is the subject of a pending Assumption Dispute, or (vi) is a D&O Policy or other insurance policy to which any Debtor or the Liquidation Trustee is a beneficiary or an insured. Notwithstanding the  foregoing or anything herein or in the Plan to the contrary (including the procedures set forth in section 9.2 thereof), (i) with respect to any Executory Contract that was not assumed prior to the Confirmation Date but that the Debtors intend to assume or assume and assign to the Liquidation Trust after the Confirmation Date, the Debtors and the applicable counterparty may, at any time prior to the Effective Date, stipulate to such assumption or assumption and assignment to the Liquidation Trust on mutually agreed terms, and identify such Executory Contract on the Schedule  of Assumed Contracts, without further notice to any party other than the Creditors’ Committee and  the Ad Hoc Noteholder Group, or further action, order, or approval of the Bankruptcy Court and  (ii) the Administrative Services Agreement dated as of January 1, 2022 by and between United HealthCare Services, Inc. and Luminar Technologies Inc. shall be assumed by the Debtors and assigned to the Liquidation Trust on the Effective Date, and shall vest in, and be fully enforceable  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 36 of 143

 10  by and against, the Liquidation Trust in accordance with its terms; provided that the Cure Amount  in connection with the assumption of the Administrative Services Agreement is $0. For the avoidance of doubt, all D&O Indemnification Obligations shall be deemed rejected as of the Effective Date.  28. Subject to (i) resolution of any disputes in accordance with section 9.2 of the Plan with respect to the Executory Contracts or Unexpired Leases subject to such disputes, and (ii) the occurrence of the Effective Date, entry of this Confirmation Order shall constitute (x) a determination by this Court that the Debtors, the Liquidation Trustee, or the assignee of such Executory Contract or Unexpired Lease (as applicable) have provided adequate assurance of future performance under such Executory Contract or Unexpired Lease, and (y) approval of the assumptions, assumptions and assignments, or rejections, as applicable, provided for in the Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Unless otherwise indicated or provided in a separate order of the Bankruptcy Court or the Plan Supplement, rejections or assumptions of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Each Executory Contract and Unexpired Lease assumed pursuant to the Plan or by order of this Court shall be assigned to the Liquidation Trust on the Effective Date or as soon as reasonably practicable thereafter, and shall vest in, and be fully enforceable by, the Liquidation Trust in accordance with its terms, except as modified by any provision of the Plan, any Final Order of this Court authorizing and providing for its assumption, or applicable law.  S. Preservation of Insurance  29. Notwithstanding anything to the contrary contained herein or in the Plan, nothing shall diminish or impair the enforceability of any insurance policy or claim of the Debtors (and such policies and claims will vest in the Liquidation Trust) that may provide coverage for Claims  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 37 of 143

 10  or Causes of Action against the Debtors, their current and former directors and officers, the  Liquidation Trust, or any other Person or Entity.  T. Compromises and Settlements  The Plan is a good-faith compromise and settlement of all Claims, Interests, and controversies relating to the contractual, legal, equitable, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest or any distribution to be made on account of such Allowed Claim or Interest.  The entry of this Confirmation Order constitutes this Court’s approval of the compromise or settlement of all such Allowed Claims, Interests, and controversies, as well as a finding by this Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of such Allowed Claims and Interests, and is fair, equitable, and reasonable. The compromises, settlements, and releases described herein and in the Plan shall be deemed non-severable from each other and from all other terms of the Plan. In accordance with  and subject to the provisions of the Plan (including the consent rights thereunder), pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of this Court, after the Effective Date, the Liquidation Trustee may compromise and settle any Claims against, and Interests in, the Debtors and their Estates.  The provisions of the Settlements constitute a good faith compromise and settlement among the Debtors and the applicable parties of all Claims, Causes of Action, Interests,  and controversies among such parties, including all potential Claims, Causes of Action, Interests, and controversies between the Debtors, the Ad Hoc Noteholder Group, the Creditors’ Committee and its members, and each of the foregoing Person’s applicable Related Parties, and are in consideration of the value provided to the Estates by such parties pursuant to the Settlements. The Plan shall be deemed a motion to approve the Settlements as a good faith compromise and  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 38 of 143

 10  settlement of all of the Claims, Interests, Causes of Action and controversies described in the  foregoing sentence pursuant to sections 363 and 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019. Entry of this Confirmation Order constitutes this Court’s approval of the Settlements, as well as a finding by this Court that the Settlements are in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and are fair, equitable, and reasonable.  33. Certain Claims and Causes of Action may exist between one or more of the Debtors and one or more of their Affiliates, which Claims and Causes of Action, unless otherwise released  by the Debtors pursuant to section 11.6(a) of the Plan, may have been settled, and any such settlements are reflected in the treatment of the Intercompany Claims and the Claims against and Interests in each Debtor entity. The Plan shall be deemed a motion to approve the good faith compromise and settlement of any such Intercompany Claims and Causes of Action pursuant to Bankruptcy Rule 9019.  Limited Substantive Consolidation  As set forth in section 5.1 of the Plan, the Plan serves as a motion by the Debtors seeking entry of a Court order approving the Plan Settlement, including this Court’s findings that the Plan Settlement is (i) in exchange for good and valuable consideration provided by each of the Estates (including, without limitation, performance of the terms of the Plan), and a good faith settlement and compromise of the released claims, (ii) in the best interests of the Debtors, their Estates, and all Holders of Claims, (iii) fair, equitable, and reasonable, and (iv) effected after due  notice and opportunity for hearing.  Entry of this Confirmation Order shall constitute approval, pursuant to sections 105(a) and 1123(a)(5)(C) of the Bankruptcy Code and Bankruptcy Rule 9019, of the substantive consolidation of the Chapter 11 Cases of each of the Debtors for distribution purposes, as provided for in section 5.1 of the Plan. Effective as of the date hereof, subject to section 5.1 of the Plan: (i)  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 39 of 143

 10  all Assets of the Debtors shall be consolidated and treated as Liquidation Trust Assets irrespective  of which Debtor owns such Assets; (ii) each General Unsecured Claim Filed or to be Filed against any Debtor shall be deemed Filed as a single General Unsecured Claim against, and a single obligation of, the Debtors; (iii) any General Unsecured Claims on account of a guarantee provided by a Debtor of the obligations of another Debtor shall be treated as eliminated so that any Claim against any Debtor and any Claim based upon a guarantee thereof by any other Debtor shall be treated as one Claim against a single consolidated Estate; and (iv) any joint or joint and several liability of any of the Debtors relating to a General Unsecured Claim shall be one obligation of the Debtors, and any Claims based upon such joint or joint and several liability shall be treated as one Claim against a single consolidated Estate.  36. In accordance with the Plan Settlement, each Class 5 General Unsecured Claim shall hereby be treated as against a single consolidated Estate without regard to the separate legal existence of the Debtors. The foregoing limited substantive consolidation of the Debtors under the Plan shall not result in the merger or otherwise affect the separate legal existence of each Debtor, other than with respect to distribution rights under the Plan. The Plan Settlement shall not (other than for purposes related to funding Plan Distributions under the Plan) affect (u) the legal and organizational structure of the Debtors, (v) Executory Contracts or Unexpired Leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, assumed and assigned, or rejected, (w) any agreements entered into by the Liquidation Trust on or after the Effective Date, (x) the Liquidation Trustee’s ability to subordinate or otherwise challenge Claims on an entity-by-entity basis, (y) any Causes of Action or Avoidance Actions or defenses thereto, which in each case shall survive entry of the Confirmation Order as if there had been no Plan  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 40 of 143

 10  Settlement, and (z) distributions to the Debtors or the Liquidation Trust from any insurance  policies or the proceeds thereof.  Conditions Precedent to Effective Date  37. The Plan shall not become effective unless and until all conditions set forth in section 10.1 of the Plan have been satisfied or waived pursuant to section 10.2 of the Plan.  Release, Exculpation, and Injunction Provisions  38. As of the Confirmation Date and the Effective Date, as applicable, except for the  rights that remain in effect from and after the Confirmation Date or the Effective Date, as applicable, to enforce the Plan or any Plan Document, all injunction, release, and exculpation provisions embodied in the Plan, including those contained in Article XI of the Plan and in this Confirmation Order, are hereby approved and shall be effective and binding on all Persons and Entities, to the extent provided in the Plan, without further order or action by this Court. The commencement or prosecution of any claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, losses, or liabilities released or exculpated pursuant to the Plan, including the claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities released or exculpated in the Plan or the Confirmation Order, whether directly, derivatively, or otherwise are hereby permanently enjoined. Further, in accordance with section 11.4 of the Plan, upon entry of this Confirmation Order, all Holders of Claims and Interests and all other parties in interest, along with their respective present and former Affiliates, employees, agents, officers, directors, and principals, shall be enjoined from taking any action to interfere with the implementation or consummation of the Plan or the occurrence of the Effective Date (including, for the avoidance of doubt, filing a competing chapter 11 plan); provided that the Debtors right to withdraw or revoke the Plan in accordance with section 13.7 of the Plan is expressly preserved.  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 41 of 143

 10  X.  Dissolution of Official Committee  39. On the Effective Date, the Creditors’ Committee shall be deemed to have been  dissolved, and the members thereof, and their respective counsel, advisors and agents, shall be  released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases, except with respect to  (i) any continuing confidentiality obligations, (ii) reviewing and prosecuting Professional Fee Claims, (iii) participating in any appeals of the Confirmation Order, and (iv) participating in any  pending adversary proceedings.  Y. Administrative Expense Claims Bar Date  40. Except as otherwise provided in this Confirmation Order or the Plan, requests for payment of Administrative Expense Claims must be Filed with this Court and served on the Debtors or the Liquidation Trustee by delivery to Omni by the first Business Date that is sixty (60) calendar days following the Effective Date (the “Administrative Expense Claims Bar Date”).  Such proof of Administrative Expense Claim must include, at a minimum, (i) the name of the applicable Debtor that is purported to be liable for the Administrative Expense Claim and, if the Administrative Expense Claim is asserted against more than one Debtor, the exact amount asserted to be owed by each such Debtor, (ii) the name of the Holder of the Administrative Expense Claim,  (iii) the asserted amount of the Administrative Expense Claim, (iv) the basis of the Administrative Expense Claim, and (v) supporting documentation for the Administrative Expense Claim.  HOLDERS OF ADMINISTRATIVE EXPENSE CLAIMS THAT ARE REQUIRED TO FILE AND SERVE A REQUEST FOR PAYMENT OF SUCH ADMINISTRATIVE EXPENSE CLAIMS AND THAT DO NOT FILE AND SERVE SUCH A REQUEST BY THE ADMINISTRATIVE EXPENSE CLAIMS BAR DATE SHALL BE FOREVER BARRED, ESTOPPED, AND ENJOINED FROM ASSERTING SUCH ADMINISTRATIVE EXPENSE  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 42 of 143

 10  CLAIMS AGAINST THE DEBTORS OR THEIR PROPERTY, AND SUCH  ADMINISTRATIVE EXPENSE CLAIMS SHALL BE DEEMED COMPROMISED, SETTLED, DISCHARGED, AND RELEASED AS OF THE EFFECTIVE DATE. Notwithstanding the  foregoing, Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors may be paid by the Debtors or the Liquidation Trustee, as applicable, without requiring the Holder of such Allowed Administrative Expense Claim to file any request for payment of such Administrative Expense Claim, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders, course of dealing, or agreements governing, instruments evidencing, or other documents relating to such transactions.  Z. Bar Date for Rejection Damages Claims  41. Unless otherwise provided by an order of this Court, any Proofs of Claim arising from the rejection of Executory Contracts or Unexpired Leases must be Filed with this Court and  served on the Debtors or the Liquidation Trustee by delivery to Omni by the later of thirty (30) calendar days from (i) the date of entry of an order of the Bankruptcy Court approving such rejection, (ii) the effective date of the rejection of such Executory Contract or Unexpired Lease, and (iii) the Effective Date (the “Rejection Bar Date”). ANY CLAIMS ARISING FROM THE REJECTION OF AN EXECUTORY CONTRACT OR UNEXPIRED LEASE NOT FILED WITHIN SUCH TIME SHALL BE DISALLOWED PURSUANT TO THIS CONFIRMATION  ORDER, FOREVER BARRED FROM ASSERTION, AND SHALL NOT BE ENFORCEABLE AGAINST, AS APPLICABLE, THE DEBTORS, THEIR ESTATES, THE LIQUIDATION TRUST, THE LIQUIDATION TRUSTEE, OR PROPERTY OF THE FOREGOING, WITHOUT THE NEED FOR ANY OBJECTION BY THE DEBTORS OR THE LIQUIDATION TRUSTEE, AS APPLICABLE, OR FURTHER NOTICE TO, OR ACTION, ORDER, OR APPROVAL OF  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 43 of 143

 10  THE BANKRUPTCY COURT OR ANY OTHER ENTITY, AND ANY CLAIM ARISING OUT  OF THE REJECTION OF THE EXECUTORY CONTRACT OR UNEXPIRED LEASE SHALL BE DEEMED FULLY SATISFIED, RELEASED, AND DISCHARGED, NOTWITHSTANDING ANYTHING IN THE SCHEDULES, IF ANY, OR A PROOF OF  CLAIM TO THE CONTRARY. Any Claims arising from the rejection of the Debtors’ Executory Contracts or Unexpired Leases shall be classified as Class 5 General Unsecured Claims and may be objected to in accordance with the provisions of section 8.2 of the Plan and applicable provisions of the Bankruptcy Code and Bankruptcy Rules.  Professional Fees  Notwithstanding ¶1(iv-vi) of the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Professionals (Docket No. 373) (the “Interim Compensation Order”), each of the Retained Professionals may (i) forego filing any Interim Fee Application otherwise required under the Interim Compensation Order and (ii) file with this Court  solely a Final Fee Application (as defined in the Interim Compensation Order) within forty-five  (45) calendar days after the Effective Date in accordance with section 2.2(a) of the Plan seeking final allowance of compensation and reimbursement of expenses incurred during the period from the Petition Date through and including the Effective Date. Such Retained Professionals shall be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court on account of such Final Fee Application.  For the avoidance of doubt, the Liquidation Trustee shall (i) comply with the requirements of the Debtors under the Interim Compensation Order, including, but not limited to, ¶1(ii) and (ii) cause funds held in the Professional Fee Escrow Account to be paid to the Retained Professionals, as applicable, promptly (x) following entry of and in such amounts as are Allowed by the Bankruptcy Court’s order(s) Allowing Professional Fee Claims with respect to  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 44 of 143

 10  such Final Fee Application(s) and/or (y) as required by any other Bankruptcy Court order(s)  authorizing payment to the Retained Professionals on account of any services rendered or expenses incurred throughout these Chapter 11 Cases, including, but not limited to, on account of any Monthly Statements (as such term is defined in the Interim Compensation Order) properly served prior to or after the Confirmation Date. For the further avoidance of doubt, the Professional Fee Escrow Account and funds held in the escrow shall (i) not be and shall not be deemed property of the Debtors, the Debtors’ Estates, or the Liquidation Trust and (ii) be held in trust for and used exclusively to pay Retained Professionals in accordance with the preceding sentence; provided that funds remaining in the Professional Fee Escrow Account after all (x) applications for Professional Fee Claims have been determined by Final Order or otherwise resolved and (y) Allowed Professional Fee Claims have been irrevocably paid in full, shall be promptly released from such escrow and vested in the Liquidation Trust without any further action or order of the Bankruptcy Court as Surplus Professional Fees.  44. The Liquidation Trustee, in accordance with section 11.2 of the Plan, may pay the charges that it incurs on behalf of the Liquidation Trust after the Effective Date for professional fees, disbursements, expenses, or related support services without application to the Bankruptcy Court.  BB. Cancellation of Liens  45. After the Effective Date, the Liquidation Trustee may, in its sole discretion, take  any action necessary to terminate, cancel, extinguish, and/or evidence the release of any and all mortgages, deeds of trust, Liens, pledges, and other Security interests with respect to Secured Claims, including, without limitation, the preparation and filing of any and all documents necessary to terminate, satisfy, or release any mortgages, deeds of trust, Liens, pledges, and other  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 45 of 143

 10  Security interests held by Holders of Secured Claims, including, without limitation, UCC-3  termination statements.  Retention of Jurisdiction  46. Subject to Article XII of the Plan, pursuant to sections 105(a) and 1142 of the Bankruptcy Code, this Court shall retain exclusive jurisdiction with respect to all matters arising from or related to these Chapter 11 Cases, the Plan, and the implementation of this Confirmation Order, including, without limitation, those matters set forth in Article XII of the Plan.  Statutory Fees  47. All fees due and payable pursuant to 28 U.S.C. § 1930(a) before the Effective Date shall be paid by the Debtors or the Liquidation Trustee in full in Cash on the Effective Date. On and after the Effective Date, the Liquidation Trustee shall assume responsibility for the payment of any and all Statutory Fees when due and payable, and shall File with this Court quarterly reports in a form reasonably acceptable to the U.S. Trustee; provided, however, such quarterly reports  shall be made in lieu of the monthly operating reports required by 28 CFR § 58.8. After the Effective Date, the Liquidation Trustee, on behalf of each Debtor, shall remain obligated to File post-Confirmation quarterly reports and to pay Statutory Fees to the U.S. Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code. Notwithstanding anything to the contrary herein, the U.S. Trustee shall not be required to File a Proof of Claim or any other request for payment of Statutory Fees.  Documents, Mortgages, and Instruments  48. Each federal, state, commonwealth, local, foreign, or other governmental agency is hereby authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement, or consummate the transactions contemplated by the Plan and this Confirmation Order and directed pursuant to section 1142 of the Bankruptcy Code to take  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 46 of 143

 10  such steps with respect to the foregoing to implement the transactions necessary to consummate  the Plan.  No Waiver of Privilege  49. Nothing contained in this Confirmation Order, any of the Plan Documents, the Supporting Declarations, the record of the Combined Hearing, or any and all other documents related thereto, shall constitute, or be deemed to constitute, a waiver by the Debtors or their Estates of any relevant privilege(s), including the attorney-client privilege.  Exemption from Certain Transfer Taxes  50. To the maximum extent permitted by law pursuant to section 1146(a) of the Bankruptcy Code, (a) the issuance, transfer or exchange of any securities, instruments or documents, (b) the creation, filing or recording of any Lien, mortgage, deed of trust, or other security interest, (c) the making, assignment, filing or recording of any lease or sublease or the making or delivery of any deed, bill of sale, assignment or other instrument of transfer under,  pursuant to, in furtherance of, or in connection with the Plan, including, without limitation, any deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan (including any transactions and transfers of Assets to and by the Liquidation Trust) or the reinvesting, transfer, or sale of any real or personal property of the Debtors or the Liquidation Trust pursuant to, in implementation of or as contemplated in the Plan (including the transfer of the Liquidation Trust Assets to the Liquidation Trust), (d) the  issuance, renewal, modification, or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall constitute a “transfer under a plan” within the purview of section 1146 of the Bankruptcy Code and shall not be subject to or taxed under any law imposing any document recording tax, stamp tax, conveyance  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 47 of 143

 10  fee, or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform  Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax, or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city, or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax, or similar tax.  HH. Reversal/Stay/Modification/Reconsideration/Vacatur of Order  51. Except as otherwise provided in this Confirmation Order, if any or all of the provisions of this Confirmation Order are hereafter reversed, modified, vacated, reconsidered, or stayed by subsequent order of this Court, or any other court, such reversal, stay, modification, reconsideration, or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or Lien incurred or undertaken by the Debtors or the Liquidation  Trustee, or any other Entity authorized or required to take action to implement the Plan, as applicable, prior to the effective date of such reversal, stay, modification, reconsideration, or vacatur. Notwithstanding any such reversal, stay, modification, reconsideration, or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Confirmation Order prior to the effective date of such reversal, stay, modification, reconsideration, or vacatur shall be governed in all respects by the provisions of this Confirmation  Order, the Plan, the Plan Documents, or any amendments or modifications to the foregoing.  II. Provisions of Plan and Confirmation Order Nonseverable and Mutually Dependent  52. This Confirmation Order shall constitute a judicial determination and provides that each term and provision of the Plan, as it may have been altered or interpreted in accordance with section 13.12 of the Plan, is (a) valid and enforceable pursuant to its terms, (b) integral to the Plan  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 48 of 143

 10  and may not be deleted or modified without the consent of the Debtors or the Liquidation Trust  (as the case may be), and (c) non-severable and mutually dependent.  JJ. Headings  53. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose.  Governing Law  54. Except to the extent that the Bankruptcy Code or other federal law is applicable or  to the extent that a Plan Document provides otherwise with respect to such document, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof. The rights, duties, and obligations arising under the Plan Documents shall be governed by the applicable law set forth therein.  Applicable Non-Bankruptcy Law  55. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Plan, the Plan Documents, and any other related documents or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.  Rights to Bring Causes of Action  56. In pursuing any Retained Causes of Action, the Liquidation Trustee and  Liquidation Trust shall be deemed trustees for all purposes under section 108 of the Bankruptcy Code, and for the avoidance of doubt, are entitled to all extension of time and/or tolling provisions provided under section 108 of the Bankruptcy Code in any judicial, arbitration or administrative proceeding, during or after the pendency of these cases, including all such benefits to which any of the Debtors as debtors-in-possession would have been entitled had the Liquidation Trust not  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 49 of 143

 10  been established, and shall succeed to the Debtors’ rights with respect to the periods in which any  of the Retained Causes of Action may be brought under section 546 of the Bankruptcy Code. Upon the Effective Date, and notwithstanding anything to the contrary in the Plan or the Plan Documents, the Liquidation Trustee shall be (i) the representative of the Estate of each of the Debtors, appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, for the purposes of pursuing the Retained Causes of Action and carrying out the Liquidation Trust’s duties under the Liquidation Trust Agreement, the Plan, this Confirmation Order, the Plan Documents, or any and all other documents related thereto, and (ii) a fiduciary of, and shall owe fiduciary duties to, the Holders of Allowed First Lien Noteholder Secured Claims, Holders of Allowed Second Lien Noteholder Secured Claims, and Holders of Allowed General Unsecured Claims in their capacities as beneficiaries of the Liquidation Trust Interests, solely with respect to the Liquidation Trust Assets and the pursuit thereof, in each case, without modifying the fiduciary duties applicable to the Liquidation Trust and the Liquidation Trustee. For the avoidance of doubt, the act of transferring the Liquidation Trust Assets, as authorized by this Confirmation Order, the Plan, and the Liquidation Trust Agreement, shall not, and shall not be construed to, destroy or limit any such Assets or rights or be construed as a waiver of any right, and such rights (specifically including any extensions available to a trustee or debtor-in-possession under 11 U.S.C. § 108) may be asserted by the Liquidation Trust, in any judicial, arbitration, or administrative proceeding, during or after the pendency of these Chapter 11 Cases, as if the Asset or right asserted in such judicial, arbitration, or administrative proceeding were an action or other Asset still held by the applicable Debtor or Debtor-in-possession.  57. The Liquidation Trustee is hereby (a) authorized to execute and perform under the Liquidation Trust Agreement, to appear and be heard before the Bankruptcy Court or any other  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 50 of 143

 10  court of competent jurisdiction on all matters related to the Chapter 11 Cases and/or the Retained  Causes of Action (as a representative of the Liquidation Trust and/or under section 1123(b) of the Bankruptcy Code as a representative of the Debtors’ Estates, as applicable, without modifying the fiduciary duties applicable to the Liquidation Trustee) and to present to creditors, other courts of competent jurisdiction, and any other Entity the Liquidation Trust Agreement, the Plan, and the Confirmation Order as evidence of its authority, and (b) vested with all of the powers and authority set forth in this Confirmation Order, the Plan, the Liquidation Trust Agreement, and otherwise as is necessary or proper to carry out the provisions of the Plan or Liquidation Trust Agreement, as applicable (including any rights of the Debtors and the Creditors’ Committee’s to conduct discovery and oral examinations of any party under Bankruptcy Rule 2004 as such rights existed prior to the Effective Date).  Notice of Entry of Confirmation Order and Effective Date  58. In accordance with Bankruptcy Rules 2002 and 3020(c), as soon as reasonably  practicable after the Effective Date, the Debtors or the Liquidation Trustee, as applicable, shall File and serve notice of the entry of this Confirmation Order and the occurrence of the Effective Date, substantially in the form attached as Exhibit B hereto (the “Notice of Effective Date”), on all parties who hold a Claim or Interest in these cases, and the U.S. Trustee, and any other known parties in interest. Such notice is hereby approved in all respects and shall be deemed good and sufficient notice of the contents thereof, entry of this Confirmation Order, the occurrence of the Effective Date, the Administrative Expense Claims Bar Date, and the Rejection Bar Date.  Final Order  59. This Confirmation Order is a Final Order and the period in which an appeal must be Filed shall commence upon the entry hereof.  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 51 of 143

 10  Waiver of Stay  60. The requirements under Bankruptcy Rule 3020(e) that an order confirming a plan is stayed until the expiration of fourteen (14) days after entry of the order are hereby waived. This Confirmation Order shall take effect immediately and shall not be stayed pursuant to the Bankruptcy Code, Bankruptcy Rules 3020(e), 6004(h), 6006(d), or 7062 or otherwise.  Inconsistency  61. In the event of an inconsistency between the Plan and the Plan Supplement, the  terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or this Confirmation Order). In the event of an inconsistency between the Plan and any other instrument or document created or executed pursuant to the Plan, or between the Plan and the Disclosure Statement, the Plan shall control. The provisions of the Plan and of this Confirmation Order shall be construed in a manner consistent with each other so as to effectuate the purposes of each. If there is any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern and any such provision of this Confirmation Order shall be deemed a modification of the Plan.  Valid and Binding  62. All documents necessary to implement the Plan and all other relevant and necessary  documents have been negotiated in good faith and at arm’s length and shall, upon completion of  documentation and execution, be valid, binding, and enforceable agreements.  Term of Injunctions or Stays  63. Unless otherwise provided in the Plan or in this Confirmation Order, all injunctions or stays arising under or entered during these Chapter 11 Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 52 of 143

 10  force and effect until the later of the Effective Date and the date indicated in the order providing  for such injunction or stay.  Substantial Consummation  64. Upon the occurrence of the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101(2) and 1127(b) of the Bankruptcy Code.  First-Day Orders  65. Upon the Effective Date, and notwithstanding any prior order of this Court to the  contrary, the Debtors shall no longer be required and shall no longer have any obligation to comply with any notice or reporting obligations under any of the First-Day Orders (as defined herein), including, but not limited to: (i) paragraph 13 of the Final Order (I) Authorizing Debtors to Pay  (A) Critical Vendor Claims, and (B) Lien Claims, and (II) Granting Related Relief (Docket No. 248); (ii) paragraph 7 of the Order (I) Authorizing Debtors to (A) Pay Prepetition Wages, Salaries, Employee Benefits, Other Compensation, and Employee Expenses and (B) Maintain Employee Benefits Programs and Pay Related Obligations, and (II) Granting Related Relief (Docket No. 43); (iii) paragraph 7 of the Final Order (I) Authorizing Debtors to Honor Certain Prepetition Obligations to Customers and Continue Customer Programs In The Ordinary Course of Business and (II) Granting Related Relief (Docket No. 247); (iv) paragraph 4 of the Order (I) Authorizing Debtors To Pay Certain Prepetition Taxes and (II) Granting Related Relief (Docket No. 46); and (v) paragraph 1(xi) of the Order Authorizing Debtors to Employ Professionals Used In Ordinary Course of Business Effective as of the Petition Date (Docket No. 381) (all such orders collectively with the Utilities Order, the “First-Day and Other Orders”).  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 53 of 143

 10  VV. Closure of these Chapter 11 Cases  66. The Debtors or Liquidation Trustee, as applicable, shall, after the full administration of these Chapter 11 Cases, file with this Court all documents required by Bankruptcy Rule 3022 and any applicable order of this Court to close these Chapter 11 Cases. After the Confirmation Date, the Debtors or Liquidation Trustee, as applicable, shall be authorized, but not directed, to submit one or more motions for order(s) that close and issue final decrees for any of the Chapter 11 Cases, for any Debtor, in each case in accordance with the Bankruptcy Code  and the Bankruptcy Rules, and changing the caption of these Chapter 11 Cases accordingly. Matters concerning Claims may be heard and adjudicated in a Debtor’s Chapter 11 Case that remains open regardless of whether the applicable Claim is against a Debtor in a Chapter 11 Case that is closed.  Miscellaneous Provisions.  SEC. Notwithstanding any provision herein to the contrary, no provision of the Plan or this Confirmation Order (i) releases any non-Debtor Person or non-Debtor Entity (including any Released Party) from any claim or Cause of Action of the United States Securities  and Exchange Commission (the “SEC”); or, (ii) enjoins, limits, impairs, or delays the SEC from commencing or continuing any claims, Causes of Action, proceedings, or investigations against any non-Debtor Person or non-Debtor Entity (including any Released Party) in any forum.  United States. Notwithstanding anything to the contrary contained in the Plan and  any other Plan Document, nothing shall limit or be intended to or be construed as a release that would, in effect, act as a bar to the United States Government or any of its agencies, or any state and local authority, from pursuing any police or regulatory action or any criminal action.  Workday, Inc. Notwithstanding anything to the contrary in the Plan, the Disclosure Statement Order, or the Confirmation Order, the Executory Contracts by and between Luminar  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 54 of 143

 10  Technologies, Inc. and Workday, Inc. included in the cure notice filed at Docket No. 496 shall be  deemed rejected on April 30, 2026 and shall not be deemed rejected on the Effective Date. The Debtors shall pay Workday, Inc. $20,958.82 for services through April 30, 2026, which amount shall constitute an Allowed Administrative Expense Claim.  Scale AI. Notwithstanding anything in the Plan or this Confirmation Order to the contrary, Scale AI, Inc. (“Scale AI”) reserves any and all valid rights and defenses of setoff against the Debtors, their Estates, the Liquidation Trust, the Liquidation Trustee, and any other successors or assigns of the Debtors or their Estates, including, without limitation, (i) a valid defense of setoff up to the Allowed amount of its Allowed Claim, and (ii) a defense that Scale AI’s right and defense of setoff must be against the Allowed amount of Scale AI’s Allowed Claim, and not against the distribution that Scale AI receives under the Plan on account of its Allowed Claim; provided, however, that the rights and defenses of the Debtors, the Liquidation Trust, the Liquidation Trustee, and any other successors or assigns of the Debtors or the Estates as applicable, with respect thereto are fully preserved. Notwithstanding the foregoing, this paragraph does not create any new rights to setoff that did not exist under any applicable law or agreement in existence before the Effective Date.  CitiBank. Notwithstanding anything in the Plan or this Order to the contrary, upon entry of this Order, Citibank N.A. and its affiliates, solely in their capacities as issuers of certain cash collateralized letters of credit issued before the Petition Date, shall be permitted, effective as of that date, to act in accordance with that certain Continuing Agreement for Letters of Credit dated September 30, 2022 and Assignment and Security Agreement dated the same related to the applicable letters of credit and shall be authorized to setoff and apply collateral in accordance with the terms of such agreements, consistent with section 553 of the Bankruptcy Code.  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 55 of 143

 10  Fabrinet. Notwithstanding anything in the Plan or this Confirmation Order to the  contrary, Fabrinet reserves any and all valid rights and defenses of setoff against the Debtors, their Estates, the Liquidation Trust, the Liquidation Trustee, and any other successors or assigns of the Debtors or their Estates, including, without limitation, a valid defense of setoff up to the amount of its Allowed Claim; provided, however, that the rights and defenses of the Debtors, the Liquidation Trust, the Liquidation Trustee, and any other successors or assigns of the Debtors or the Estates as applicable, with respect thereto are also fully preserved. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, any setoff that the Debtors, their Estates, the Liquidation Trust, the Liquidation Trustee, and any other successors or assigns of the Debtors or their Estates may assert against Fabrinet post-confirmation shall be against the Allowed amount of Fabrinet’s Allowed Claim, and not against the amount of any distribution that Fabrinet receives under the Plan on account of its Allowed Claim. Nothing in this paragraph shall be deemed to create any new rights to setoff that did not exist under any applicable law or agreement in existence before the Effective Date.  B9. Notwithstanding the language in the Plan to the Contrary, the Debtors agree that B9 McLeod Owner LLC reserves any valid rights and defenses of setoff against the Debtors, their Estates, the Liquidation Trust, the Liquidation Trustee, and any other successors or assigns of the Debtors or their Estates, including a valid defense of setoff up to the Allowed amount of their Allowed Claim; provided, however, that the rights and defenses of the Debtors, the Liquidation Trust, the Liquidation Trustee, and any other successors or assigns of the Debtors or the Estates as applicable, with respect thereto are fully preserved. Notwithstanding the foregoing, this paragraph does not create any new rights to setoff that did not exist under any applicable law or agreement in existence before the Effective Date.  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 56 of 143

 74. First and Second Lien Noteholder Claims. The aggregate First Lien Noteholder  Claim Amount is no less than the sum of (i) $23,937,833, which represents the amount of the First Lien Noteholder Claims as of April 3, 2026, (ii) accrued interest pursuant to the First Lien Notes Documents through the date of payment, and (iii) any unpaid fees and expenses of the First Lien Notes Agent. The aggregate Second Lien Noteholder Claim Amount is $272,861,840.  Signed: , 2026  Houston, Texas CHRISTOPHER M. LOPEZ  UNITED STATES BANKRUPTCY JUDGE  August 02, 2019  10  April 03, 2026  Case 25-90807 Document 589 Filed in TXSB on 04/03/26 Page 57 of 143